Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cascade Corporation of our report dated April 4, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting of Cascade Corporation, which appears in Cascade Corporation’s Annual Report on Form 10-K for the year ended January 31, 2012.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

July 31, 2012